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                                                                 EXHIBIT (h)(10)

                      MASTER FEEDER PARTICIPATION AGREEMENT

                                     BETWEEN

                             Henderson Global Funds

                                       AND

                            STATE STREET MASTER FUNDS

                                   DATED AS OF

                                 April 20, 2009

     THIS AGREEMENT is made and entered into as of the 20th day of April 2009, by and between Henderson Global Funds (the "Company"), a Delaware business trust, on behalf of its series Henderson Money Market Fund (the "Feeder Fund") and State Street Master Funds (the "Trust"), a trust organized under the common law of the Commonwealth of Massachusetts, on behalf of its series State Street Money Market Portfolio (the "Master Portfolio").

                                   WITNESSETH

     WHEREAS, the Company and Trust are each open-end management investment companies and the Feeder Fund and the Master Portfolio have the same investment objectives and substantively the same investment policies;

     WHEREAS, the Feeder Fund desires to invest all of the its investable assets in the Master Portfolio in exchange for a beneficial interest in the Master Portfolio (the "Investment") on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                       I
                                 THE INVESTMENT

     1.1 The Feeder Fund will invest all of its investable assets in the Master Portfolio and, in exchange therefor, the Master Portfolio agrees to issue to the Feeder Fund a beneficial interest in the Master Portfolio equal in value to the net value of the assets of the Feeder Fund conveyed to the Master Portfolio (the "Account"). The Feeder Fund may add to or reduce its investment in the Master Portfolio in the manner described in the Master Portfolio's registration statement on Form N-1A, as it may be amended from time to time (the "Master Portfolio's N-1A"). The Feeder Fund's aggregate interest in the Master Portfolio would then be recomputed in accordance with the method described in the Master Portfolio's N-1A.

     1.2 On each date of Investment, the Feeder Fund shall authorize the Feeder Fund's custodian to deliver all of the assets held by such custodian to the Master Portfolio's custodian. The Master Portfolio's custodian shall acknowledge its acceptance of the assets. In addition, each party shall deliver to the other such bills of sale, checks, assignments, securities instruments, receipts or other documents as such other party or its counsel may reasonably request.

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                                       II
                         REPRESENTATIONS AND WARRANTIES

     2.1 The Company on behalf of the Feeder Fund represents and warrants to the Trust and the Master Portfolio (which representations and warranties shall be deemed made at and as of this date and at and as of all times when this Agreement is in effect) that:

          (a) The Feeder Fund is a series of the Company, which is a business trust duly organized and validly existing under the laws of the State of Delaware, and has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

          (b) The execution and delivery of this Agreement by the Company on behalf of the Feeder Fund and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Feeder Fund by the Company's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company on behalf of the Feeder Fund of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company on behalf of the Feeder Fund and constitutes a legal, valid and binding obligation of the Feeder Fund, enforceable against it in accordance with its terms.

          (c) Neither the Company nor the Feeder Fund is under the jurisdiction of a court in a proceeding under Title 11 of the United States Code (the "Bankruptcy Code") or similar case within the meaning of Section 368(a) (3) (A) of the Bankruptcy Code.

          (d) The fiscal year end for the Feeder Fund is December 31.

          (e) The Feeder has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") or the Investment Company Act of 1940, as amended (the "1940 Act" and, together with the 1933 Act and the 1934 Act, the "Securities Laws") in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC Filings were prepared to comply in all material respects with the requirements of the Securities Laws, as applicable, and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, and did not at the time of their filing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company on behalf of the Feeder Fund makes no representation or warranty with respect to information supplied by the Master Portfolio or any agent of the Master Portfolio for use in the Company's filings including, but not limited to, any written information contained in the Master Portfolio's N-1A.

          (f) The Company is duly registered as an open-end management investment company under the 1940 Act and the Feeder Fund and its shares are registered or qualified in any states where such registration or qualification is necessary and such registrations or qualifications are in full force and effect. The Company is and will at all times when the Feeder Fund owns or purchases interests in the Master Portfolio be registered as an open-end investment company under the 1940 Act.

          (g) The Company on behalf of the Feeder Fund understands and agrees that the interests in the Master Portfolio (the "Interests") have not been registered and will not be registered under the 1933 Act or any state securities law, and that the Interests offered and the offering of the Interests


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have not been approved, disapproved, or passed on by any federal or state regulatory agency or commission, securities or commodities exchange, or other self-regulatory organization. The Company on behalf of the Feeder Fund acknowledges that the sale of interests is being made privately by the Master Portfolio pursuant to the private placement exemption from registration provided by Section 4(2) of the 1933 Act.

          (h) The Company on behalf of the Feeder Fund acknowledges that it has received copies of the Offering Memorandum of the Master Portfolio (the "Memorandum") and of the Master Portfolio's Declaration of Trust and By-Laws. The Company on behalf of the Feeder Fund has read, understands, and is fully familiar with each of those documents and has received adequate information concerning all matters that the Feeder Fund considers material to a decision to purchase the Interests.

          (i) The Interests subscribed for will be acquired solely by and for the account of the Feeder Fund, solely for investment, and are not being purchased for resale or distribution. The Company on behalf of the Feeder Fund has no existing or contemplated agreement or arrangement with any person to sell, exchange, transfer, assign, pledge, or otherwise dispose of the Interests. The Company on behalf of the Feeder Fund acknowledges and agrees that the interests are non-transferable.

          (j) The Company on behalf of the Feeder Fund has relied solely upon the Memorandum, the advice of its tax or other advisers, and independent investigations made by the Feeder Fund in purchasing the Interests. No representations or agreements other than those set forth in the Memorandum have been made to the Feeder Fund by the Master Portfolio.

          (k) The Company has in force an errors and omissions policy with respect to the Feeder Fund covering losses for negligent and wrongful acts in a commercially reasonable amount provided that such insurance may be joint with other entities and the coverage may apply in the aggregate to all insureds, and a fidelity bond in an amount consistent with the requirements of the 1940 Act.

     2.2 The Trust on behalf of the Master Portfolio represents and warrants to the Company and the Feeder Fund (which representations and warranties shall be deemed made at and as of this date and at all times when this Agreement is in effect) that:

          (a) The Master Portfolio is a series of the State Street Master Funds, a trust duly organized and validly existing under the Commonwealth of Massachusetts, which has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

          (b) The execution and delivery of this Agreement by the Trust and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Trust by its Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Trust, the performance by the Trust of its obligations hereunder and the consummation by the Trust of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust, enforceable against it in accordance with its terms.

          (c) The issuance by the Master Portfolio of the Interests in exchange for the Investment by the Feeder Fund of its assets has been duly authorized by all necessary action on the part of the Board of Trustees of the Trust. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable by the Master Portfolio.


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          (d) Neither the Trust nor the Master Portfolio is under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

          (e) The fiscal year end of the Master Portfolio is December 31.

          (f) The Master Portfolio is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended.

          (g) The Master Portfolio has duly filed all SEC Filings required to be filed with the SEC pursuant to the 1934 Act and 1940 Act in connection with any meetings of its investors or its registration as an investment company. Interests in the Master Portfolio are not required to be registered under the 1933 Act in reliance on Section 4(2) of the 1933 Act, and the Master Portfolio has duly filed any SEC Filings required to be filed in connection with such exemption. The SEC Filings were prepared to comply in all material respects with the requirements of the Securities Laws, as applicable, and the rules and regulations of the SEC thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (h) The Trust is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

          (i) The Trust has in force an errors and omissions policy with respect to the Master Portfolio covering losses for negligent and wrongful acts in a commercially reasonable amount provided that such insurance may be joint with other entities and the coverage may apply in the aggregate to all insureds, and a fidelity bond in an amount consistent with the requirements of the 1940 Act.

                                       III
                          COVENANTS AND INDEMNIFICATION

     3.1 The Company on behalf of the Feeder Fund covenants that:

          (a) Except as otherwise permitted under 12(d)(1)(E) of the 1940 Act, or interpretations, orders or no-action positions issued by the SEC or its staff, as the case may be, the Feeder Fund will own no investment security other than its Account in the Master Portfolio for all periods during which this Agreement is in effect.

          (b) If requested to vote on matters pertaining to the Master Portfolio, the Feeder Fund will (i) call a meeting of shareholders of the Feeder Fund for the purpose of seeking instructions from shareholders regarding such matters, (ii) vote the Feeder Fund's Interests proportionally as instructed by Feeder Fund shareholders, and (iii) vote the Feeder Fund's Interests with respect to the shares held by Feeder Fund shareholders who do not give voting instructions in the same proportion as the shares of Feeder Fund shareholders who do give voting instructions. The Feeder Fund will hold each such meeting of Feeder Fund shareholders in accordance with a timetable reasonably agreed upon between the Company and the Master Portfolio.

          (c) The Feeder Fund will furnish the Master Portfolio, at least five
(5) business days prior to filing or first use, as the case may be, with drafts of amendments to its registration statement on Form N-lA and prospectus supplements or amendments relating to the Feeder Fund. The Feeder Fund will furnish the Master Portfolio with any proposed advertising or sales literature relating to the Feeder Fund at least three (3) business days prior to filing or first use; provided, however, that such advance


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notice shall not be required for advertising or sales literature that merely references the name of the Feeder Fund. The Master Portfolio agrees to provide comments on such materials, if any, on a timely basis as agreed by the parties. The Feeder Fund agrees that it will include in all such Feeder Fund documents any disclosures that may be required by law and it will include in all such Feeder Fund documents any material comments reasonably made by the Master Portfolio and its counsel with respect to disclosure concerning the Master Portfolio. The Master Portfolio will, however, in no way be liable for any errors or omissions in such documents, whether or not it makes any objection thereto, except to the extent such errors or omissions result from information provided in writing by the Master Portfolio specifically for use therein. The Feeder Fund will not make any other written or oral representation about the Master Portfolio without its prior written consent.

          (d) The Company shall comply in all material respects with all applicable laws, rules, and regulations in connection with the operations of the Feeder Fund as a registered investment company, including the requirements of the USA PATRIOT ACT of 2001 and its implementing rules and regulations ("AML Laws"). The Company on behalf of the Feeder Fund shall provide such documentation as shall be reasonably requested by the Master Portfolio that demonstrates the compliance of the Feeder Fund, or its service providers on its behalf, as the case may be, with the with AML Laws.

          (e) The Feeder Fund agrees to notify the Trust promptly if there is any change with respect to any of the information, representations, or warranties contained herein and to provide such further information as the Trust may reasonably request.

     3.2 The Trust on behalf of the Master Portfolio covenants that:

          (a) The Trust shall promptly provide all signature pages for the Company required for inclusion in any SEC Filings of the Feeder Fund, provided that the Feeder Fund is in material compliance with its covenants and obligations under this Agreement and that such SEC filings are provided to the Trust as soon as reasonably practicable prior to the filing date. The Company acknowledges that the provision of such signature pages does not constitute a representation that such SEC Filing complies with the Securities Laws or does not contain any untrue statement of a material fact or does not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except with respect to information provided by the Master Portfolio or its agents for inclusion in such SEC Filing, which shall in any event include any written information obtained from the Master Portfolio N-1A.

          (b) The Trust shall furnish to the Company, at least twenty (20) business days prior to filing any amendments to its registration statement on Form N-1A that relate to the Master Portfolio, unless provision of such amendments is impracticable under the circumstances, in which case it shall be provided as soon as reasonably practicable. The Trust shall provide the Company with reasonable advance written notice of (1) any change in the Master Portfolio's investment objective, (2) any material changes in the Master Portfolio's investment policies or activities, (3) any material increase in the Master Portfolio's fees and expenses including as a result of the termination or change of any expense waiver or reimbursement agreement, (4) any change in the Master Portfolio's fiscal year end, or (5) any change in the time for calculating the net asset value of the Master Portfolio. The Trust shall provide the Company with notice of any change in the Trust's registered public accountants as soon as reasonably practicable.

          (c) The Master Portfolio has and will continue to qualify to be taxable as a partnership under the Code for federal income tax purposes for all periods during which this Agreement is in effect. The Master Portfolio satisfies and will continue to satisfy (i) the income test imposed on regulated investment companies under Section 851(b)(2) of the Code, and (ii) the diversification test


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imposed on regulated investment companies under Section 851(b)(3) of the Code as if such sections applied to it for so long as this Agreement remains in effect.

          (d) Interests in the Master Portfolio have and will continue to be:
(i) offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, and (ii) are either noticed or qualified for sale or exempt from such notice or qualification requirements under applicable securities laws in those states of jurisdictions in which they are offered and sold.

          (e) The Master Portfolio shall at all times effect redemptions of Interests in accordance with the 1940 Act and the rules and regulations thereunder, the Master Portfolio N-1A and the organizational documents of the Trust. Redemption requests, other than a withdrawal of the Feeder Fund's entire investment in the Master Portfolio, typically will be effected in cash, but the Trust reserves the right to make redemptions of securities in kind as described in the Master Portfolio's current Prospectus. The Master Portfolio shall use its best efforts to settle redemptions on the next business day following the receipt of the redemption request and if such next business day settlement is not practicable, will immediately notify the Feeder Fund of the anticipated settlement date, which shall in all events be a date permitted by the 1940 Act.

          (f) The Master Portfolio, or its designee, shall notify the Feeder Fund, or its designee, of the Master Portfolio's NAV and the Feeder Fund's pro rata portion of income, expenses, and realized and unrealized gains and losses of the Master Portfolio for that business day by 6:00 pm EST on a best effort basis. Such information shall be accurate, true and complete in all material respects.

          (g) The Master Portfolio has and will continue to comply in all respects with the provisions of Rule 2a-7 under the 1940 Act and has adopted written procedures in accordance with that rule. The Master Portfolio shall provide such certifications and information, in such form and for periods as is agreed to by the parties, to demonstrate the Master Portfolio's compliance with the provisions of Rule 2a-7, but in no case will the provision of such materials occur before the Trust's Board of Trustees has received the information contained in such materials. To the extent that Rule 2a-7 requires reporting of any event to the Board of Trustees of the Master Portfolio, the Master Portfolio shall provide notice of such event to the Feeder Fund as soon as reasonably practicable after notice is provided to the Board of Trustees of the Trust. The Master Portfolio shall provide such reports as agreed to by the parties, to enable Feeder Fund to fulfill the responsibilities of its Board of Trustees under Rule 2a-7 including, without limitation, shadow pricing reports pursuant to Rule 2a-7 at such intervals as agreed to by the parties.

          (h) The Trust shall comply in all material respects with all applicable laws, rules and regulations applicable to the operations of the Master Portfolio as a registered investment company.

          (i) The Master Portfolio agrees to notify the Company promptly if there is any change with respect to any of the information, representations, or warranties contained herein and to provide such further information as the Company may reasonably request.


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     3.3 Each party covenants that it will cooperate with the other to provide any such information as may be requested by the other (i) during the course of an SEC or other regulatory exam, (ii) to complete its year-end audit, or (iii) to complete any SEC Filings, as previously defined.

     3.4 Indemnification by Feeder Fund.

          (a) The Feeder Fund will indemnify and hold harmless the Master Portfolio, and the Trust and its respective trustees, directors, officers and employees and each other person who controls the Master Portfolio, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including the reasonable cost of investigating and defending against any claims therefor and any counsel fees and expenses incurred in connection therewith), joint or several, that

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any prospectus, or any amendment thereof or supplement thereto, or any advertisement or sales literature, or any other document or publication filed, created, or published or otherwise disseminated by the Feeder Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Feeder Fund will not be liable in any such case to the extent that such Liability arises out of or is based upon any untrue statement or omission in or from any thereof in reliance upon and in conformity with written information furnished to the Feeder Fund by the Master Portfolio specifically for use therein; or

               (ii) result from the failure of any representation or warranty made by the Company on behalf of the Feeder Fund to be accurate when made or the failure of the Company or the Feeder Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement.

               (iii) arise out of any failure of the Company, with respect to the Feeder Fund, or any director, officer, employee or agent of the Company, with respect to the Feeder Fund, to comply with any applicable law.

          (b) The Feeder Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Feeder Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Feeder Fund and reasonably acceptable to the Master Portfolio. In the event the Feeder Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Feeder Fund shall have specifically authorized the retaining of such counsel or
(B) the parties to such suit include any Covered Person and the Feeder Fund, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Feeder Fund, in which case the Feeder Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Feeder Fund shall not be liable to indemnify any Covered Person for any settlement of any claim effected without the Feeder Fund's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Feeder Fund might otherwise have to a Covered Person.


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     3.5 Indemnification by the Master Portfolio.

          (a) The Master Portfolio will indemnify and hold harmless the Feeder Fund and the Company and its respective directors, officers and employees and each other person who controls the Feeder Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each, a "Liability" and collectively, the "Liabilities") (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), joint or several; that

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Master Portfolio's N-1A, any prospectus or offering memorandum, or any amendment thereon or supplement thereto or any sales literature, or any other documents or publication filed, created, or published or otherwise disseminated by the Trust or Master Portfolio, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Master Portfolio will not be liable in any such case to the extent that any such Liability arises out of or is based upon any untrue statement or omission in or from any such document made in reliance upon and in conformity with written information furnished to the Master Portfolio by the Feeder Fund specifically for use therein (for this purpose, information of any kind contained in any filing by the Feeder Fund with the Securities and Exchange Commission, other than information furnished by the Master Portfolio, being deemed to have been so furnished to the Master Portfolio); or

               (ii) result from the failure of any representation or warranty made by the Master Portfolio to be accurate when made or the failure of the Master Portfolio to perform any covenant contained herein or to otherwise comply with the terms of this Agreement.

               (iii) arise out of any failure of the Trust, with respect to the Master Portfolio, or any director, officer, employee or agent of the Trust, to comply with any applicable law.

          (b) The Master Portfolio will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Master Portfolio elects to assume the defense, such defense shall be conducted by counsel chosen by the Master Portfolio. In the event that the Master Portfolio elects to assume the defense of any such suit and retain such counsel, each Covered Person and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the Master Portfolio shall have specifically authorized the retaining of such counsel or (B) the parties to such suit include any Covered Person and the Master Portfolio, and any such Covered Person has been advised by counsel that one or more legal defenses may be available to it that may not be available to the Master Portfolio, in which case the Master Portfolio shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Master Portfolio shall not be liable to indemnify any Covered Person for any settlement of any claim affected without the Master Portfolio's written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Master Portfolio might otherwise have to a Covered Person.

     3.6 Allocation of Losses.

          (a) If the indemnification provided for in Section 3.2 or Section 3.3 is for any reason unavailable to or insufficient to hold harmless a Covered Person in respect of any losses, claims, demands, damages, liabilities, or expenses referred to therein, then each indemnifying party shall


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contribute to the aggregate amount of any losses, claims, demands, damages, liabilities, or expenses incurred by such Covered Person in such proportion as is appropriate to reflect the relative fault of the Feeder Fund and the Master Portfolio in connection with the statements or omissions or other action or failure to act which resulted in such losses, liabilities, claims, damages, or expenses, as well as any other relevant equitable considerations.

          (b) In the case of any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, the relative fault of the Feeder Fund and the Master Portfolio shall be determined by reference to, among other things, whether any such untrue statement or alleged untrue statement or omission or alleged omission related to information supplied by the Feeder Fund or the Master Portfolio and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (c) The Feeder Fund and the Master Portfolio agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 3.4. The aggregate amount of losses, claims, demands, damages, liabilities, and expenses incurred by a Covered Person and referred to above in this Section 3.4 shall be deemed to include any legal or other expenses reasonably incurred by such Covered Person in investigating, preparing, or defending against any litigation or any investigation or proceeding or any such claims and reasonable counsel fees and expenses incurred in connection therewith.

          (d) For purposes of this Section 3.4, each person, if any, who controls the Feeder Fund or the Master Portfolio within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights to contribution as the Feeder Fund or the Master Portfolio, as the case may be, and each director or trustee, officer, or employee of the Trust or the Company and each officer thereof who signed a registration statement shall have the same rights to contribution as the Feeder Fund or the Master Portfolio, as the case may be.

                                       IV
                              ADDITIONAL AGREEMENTS

     4.1 Each party agrees that it shall hold in strict confidence all data and information, including any and all portfolio holdings information, obtained from the other party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body or the Feeder Fund's or Master Portfolio's respective auditors, legal counsel, independent legal counsel to the independent trustees, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances.

     4.2 No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.


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                                        V
                        TERMINATION, AMENDMENT AND WAIVER

     5.1 Termination.

          (a) This Agreement may be terminated by the Company upon not less than five (5) business days notice to the Trust.

          (b) This Agreement may be terminated at any time by the Company by withdrawing all of the Feeder Fund's Interest in the Master Portfolio.

          (c) This Agreement may be terminated by the Trust on not less than 120 days' prior written notice to the Company.

          (d) This Agreement may be terminated by either party at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against the other party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party.

          (e) The indemnification and contribution obligations set forth in
Article III and the confidentiality provisions in Section 4.1 shall survive the termination of this Agreement.

     5.2 This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                       VI
                               GENERAL PROVISIONS

     6.1 All notices and other communications given or made pursuant hereto shall to in writing and shall be deemed to have been duly given or made when actually received in person or by fax, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Feeder Fund:

               737 N. Michigan Ave; Suite 1700
               Chicago, IL 60611
               Attn: Secretary

          If to the Master Portfolio:

               State Street Master Funds
               c/o State Street Bank and Trust Company
               P.O. Box 5049
               Boston, MA 02206
               Attn: Nancy L. Conlin

Either party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to all other parties to the Agreement.


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

     6.2 Unless stated otherwise herein, all costs and expenses associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.3 The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.4 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     6.5 This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporate or supersede all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth herein.

     6.6 Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties.

     6.7 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the choice of law or conflicts of law provisions thereof.

     6.8 This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     6.9 Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.10 Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

     6.11 Each party expressly acknowledges the provision in the Articles of Incorporation of the Company and the Declaration of Trust of the Trust limiting the personal liability of shareholders and the officers and trustees of the Company and the Master Portfolio, respectively.

     6.12 The parties hereto agree and acknowledge that (a) the Company has entered into this Agreement solely on behalf of the Feeder Fund and that no other party shall have any obligation hereunder with respect to any liability of the Feeder Fund arising hereunder; (b) the Trust has entered into this Agreement solely on behalf of the Master Portfolio and that no other series of the Trust shall have any obligation hereunder with respect to any liability of the Master Portfolio arising hereunder; and (c) no


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

series or feeder participant of the Master Portfolio shall be liable to any other series or feeder participant of the Master Portfolio.

     6.13 It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the interest holders, Trustees, officers, employees or agents of the Trust personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and this Agreement will be signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                        HENDERSON GLOBAL FUNDS


                                        By: /s/ Scott E. Volk
                                            ------------------------------------
                                        Its: Vice President


                                        STATE STREET MASTER FUNDS


                                        By: /s/ Nancy L. Conlin
                                            ------------------------------------
                                            Nancy L. Conlin
                                        Its: Secretary


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